Exhibit 99.1

GI Dynamics, Inc.

GI Dynamics Selects Proven Process Medical Devices as Contract Manufacturer

BOSTON and SYDNEY – 26 July 2017 – GI Dynamics® Inc. (ASX:GID), a medical device company that has commercialized EndoBarrier® in Europe, the Middle East and South America for patients with type 2 diabetes and obesity, today announced the selection of Proven Process Medical Devices, Inc. (PPMD) as its contract manufacturing partner.

PPMD is one of the nation’s leading designers and manufacturers of Class II and Class III medical devices. The company was founded in 1994 to address the unmet need for an outsource provider to the medical device industry with the in-depth technical, quality and regulatory knowledge needed to develop and manufacture sophisticated medical products. To ensure success, the company founders developed a “proven process” that combines creative, state-of-the-art research and development with exceptional design, process and quality controls to achieve new product development and manufacturing success.

Proven Process Medical Devices will manufacture EndoBarrier at its facilities in Mansfield, Massachusetts. The company was selected for its deep experience in the medical device field and ability to support production of implantable medical device technology.

“We are pleased to be selected by GI Dynamics for the manufacture of EndoBarrier,” said Ken Fine, president and co-founder of PPMD. “We look forward to continuing our relationship with GI Dynamics to provide this important product for the treatment of type 2 diabetes and obesity.”

“We look forward to working with PPMD as our manufacturing partner,” said Scott Schorer, president and chief executive officer of GI Dynamics. “We have been working towards the transfer of our manufacturing to PPMD for the past 18 months, and expect that PPMD will manufacture EndoBarrier to the highest quality and in a tightly cost-contained manner.”

“The implementation of our contract manufacturing partnership is another critical action as we move to make EndoBarrier available around the world for patients suffering from type 2 diabetes and obesity”, said Schorer.

About GI Dynamics

GI Dynamics, Inc. (ASX:GID) is the developer of EndoBarrier, the first endoscopically-delivered device approved for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale in the United States and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements. These forward-looking statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, risks associated with obtaining funding from third parties; the consequences of stopping the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance, competition, market acceptance of products, intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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